UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: January 3, 2008
(Date of earliest event reported)
CA, Inc.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

1-9247	13-2857434

(Commission File Number)	(IRS Employer Identification No.)

One CA Plaza Islandia, New York	11749

(Address of Principal Executive Offices)	(Zip Code)
(631) 342-6000

(Registrant’s Telephone Number, Including Area Code)
Not applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement	1
Item 8.01 Other Events	1
Item 9.01 Financial Statements and Exhibits	2

SIGNATURES	3

EXHIBIT INDEX

EX – 4.1 FIRST SUPPLEMENTAL INDENTURE

EX – 99.1 STIPULATION OF DISMISSAL WITH PREJUDICE

EX – 99.2 SETTLEMENT AGREEMENT

EX – 99.3 ADDENDUM TO REGISTRATION RIGHTS AGREEMENT
Item 1.01 Entry into a Material Definitive Agreement
On January 3, 2008, the First Supplemental Indenture with respect to the Notes (as defined below) dated as of November 30, 2007 (the “Supplemental Indenture”), entered into by CA, Inc. (the “Company”) and the Bank of New York (“BNY”), in its capacity as Indenture Trustee on behalf of all Holders of the Company’s 5.625% Senior Notes Due 2014 (the “Notes”), became final and effective. A fuller description of the Supplemental Indenture is set forth under the heading “Item 8.01 Other Events” below and such description is incorporated herein by reference. A copy of the Supplemental Indenture is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 8.01 Other Events
On May 23, 2007, a lawsuit captioned The Bank of New York v. CA, Inc. et al. (the “Action”), was filed in the Supreme Court of the State of New York, New York County (the “Court”). For a description of the material elements of the Action, please see Note J to the Company’s Consolidated Condensed Financial Statements, Commitments and Contingencies, filed on November 2, 2007 as part of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007, which is incorporated herein by reference. On January 3, 2008, the Court signed an order dismissing the Action with prejudice based upon a Stipulation of Dismissal with Prejudice (the “Stipulation”) entered into by the Company and BNY, in its capacity as Indenture Trustee on behalf of all Holders of the Notes. A copy of the Stipulation as signed by the Court is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Upon the Court’s approval of the Stipulation dismissing the Action, the Settlement Agreement dated as of December 21, 2007 (the “Settlement Agreement”) entered into by the Company, BNY and the Holders of a majority of the Notes (the “Majority Holders”) became effective. A copy of the Settlement Agreement is attached as Exhibit 99.2 hereto and is incorporated herein by reference. Also, as part of the settlement of the Action, among other things:
1.	The Company and the Majority Holders entered into an Addendum to Registration Rights Agreement dated as of November 30, 2007 with respect to the Notes (the “Addendum”); and

2.	The Company and BNY (with the consent of the Majority Holders) executed a First Supplemental Indenture with respect to the Notes dated as of November 30, 2007 (the “Supplemental Indenture”) which by its terms, only became effective upon the Court’s approval of the Stipulation dismissing the Action.
The Supplemental Indenture provides, among other things, that the Company will pay an additional 0.50% per annum interest on the $500 million principal of the Notes, which additional interest began to accrue as of December 1, 2007. Pursuant to the Supplemental Indenture, the Notes will now be referred to as the Company's 6.125% Senior Notes Due 2014. As a result of the settlement, the Company will record a charge of approximately $14 million, representing the present value of the additional interest, in its third quarter financial results. The Addendum confirms that the Company no longer has any obligations under the original Registration Rights Agreement entered into with respect to the Notes. A copy of the Addendum and the Supplemental Indenture are attached hereto as Exhibits 99.3 and 4.1, respectively, and are incorporated herein by reference. The foregoing descriptions of the Stipulation, the Settlement Agreement, the Addendum and the Supplemental Indenture are qualified in their entirety by reference to the complete documents attached hereto as Exhibits 99.1, 99.2, 99.3 and 4.1, respectively.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of November 30, 2007, to the Indenture, dated as of November 18, 2004, between CA, Inc. and The Bank of New York, as trustee

99.1	Stipulation of Dismissal with Prejudice, dated January 3, 2008

99.2	Settlement Agreement, dated as of December 21, 2007, between CA, Inc. and the Bank of New York, as trustee, Linden Capital L.P. and Swiss Re Financial Products Corporation

99.3	Addendum to Registration Rights Agreement, dated as of November 30, 2007, relating to $500,000,000 5.625% Senior Notes Due 2014

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CA, INC.
Date: January 9, 2008	By:	/s/ Amy Olli
Amy Olli
Executive Vice President, General Counsel

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